Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the First Fiscal Quarter of 2015

First fiscal quarter of 2015 highlights include:

•	Achieved revenue of $46.0 million, an increase of 14% year over year from $40.3 million in the first fiscal quarter of 2014

•	Delivered record client launches

•	Achieved over 70% year over year growth in net new client additions

•	Increased total clients on our network to over 3,000, up 75% year over year

•	Strong new product performance

•	Completed the divestiture of PowerReviews

AUSTIN, Texas, September 3, 2014 — Bazaarvoice, Inc. (NASDAQ: BV), the network connecting brands and retailers to the authentic voices of consumers wherever they shop, reported its financial results for the first fiscal quarter of 2015 ended July 31, 2014.

“We reported strong financial results for the fiscal first quarter of 2015, exceeding our guidance across the board and providing proof that we have made significant progress in operating the business and reaccelerating our growth,” said Gene Austin, chief executive officer and president. “I am particularly pleased with the success of our new offerings; they complement our core Conversations platform and help us penetrate new opportunities and expand our addressable market.”

First Fiscal Quarter of 2015 Financial Details

On June 4, 2014, the Company entered into a definitive agreement to divest PowerReviews, LLC (“PowerReviews”), the successor to PowerReviews, to Wavetable Labs, LLC (“Wavetable”) for $30.0 million in cash, $4.5 million of which is to be held in escrow as partial security for the Company’s indemnification obligations under the definitive agreement. The terms of this transaction were approved by the DOJ on June 26, 2014. As a result of this, in accordance with the accounting guidance, we reported the results of operations and financial position of PowerReviews as discontinued operations within the condensed consolidated statement of operations and balance sheets for all periods presented as of April 30, 2014. The transaction was completed on July 2, 2014. Wavetable subsequently changed its name to PowerReviews. As a result of the foregoing, PowerReviews revenues, related expenses and loss on disposal, net of tax, are components of “loss from discontinued operations” in the Condensed Consolidated Statements of Operations for the three months ended July 31, 2014 and 2013. The statement of cash flows is reported on a combined basis without separately presenting cash flows from discontinued operations for all periods presented.

Summary data below describes results from continuing operations and excludes results from discontinued operations.

Revenue from continuing operations: Bazaarvoice reported revenue of $46.0 million for the first quarter of 2015, up 14% from the first quarter of 2014, and consisted of SaaS revenue of $44.3 million and net media revenue of $1.7 million.

Adjusted EBITDA from continuing operations: Adjusted EBITDA for the first quarter of 2015 was a loss of $5.3 million consistent with a loss of $5.3 million for the first quarter of 2014.

GAAP net loss and net loss per share from continuing operations: GAAP net loss was $10.3 million, compared to a GAAP net loss of $17.6 million for the first quarter of 2014. GAAP net loss per share was $0.13 based upon weighted average shares outstanding of 77.8 million, compared to $0.23 for the first quarter of 2014 based upon weighted average shares outstanding of 74.0 million.

Non-GAAP net loss and net loss per share from continuing operations: Non-GAAP net loss was $6.7 million, compared to a non-GAAP net loss of $5.7 million for the first quarter of 2014. Non-GAAP net loss per share was $0.09 based upon weighted average shares outstanding of 77.8 million, compared to $0.08 for the first quarter of 2014 based upon weighted average shares outstanding of 74.0 million.

Clients: The number of active clients at the end of the first fiscal quarter of 2015 was 1,197 and the number of network clients at the end of the first fiscal quarter of 2015 was over 1,800. Annualized SaaS revenue per average active client for the first fiscal quarter of 2015 was approximately $152,000.

Number of Active Clients

Beginning as of our fourth quarter of fiscal 2014, we define an active client as an organization from which we are currently recognizing recurring revenue, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our ability to increase our active client base is a leading indicator of our ability to grow revenue.

Further, due to the presentation of the PowerReviews business as discontinued operations, we have separated our active clients into two categories: 1) active clients from continuing operations and 2) active clients from discontinued operations. As a result of this analysis, each category could include a common client who may have organizations for which we recognized recurring revenue that have separate signed contractual agreements.

All periods prior to the fourth quarter of fiscal 2014 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.

Number of Network Clients

We define a network client as an organization that does not have recurring revenue. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our network client base in combination with our active client base is an indicator of the reach of our network.

Quarterly Conference Call

Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the first fiscal quarter of 2015. To access this call, dial (877) 407-3982 from the United States or (201) 493-6780 internationally with conference ID 13588703. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the Company’s website, and a telephone replay will be available through September 17, 2014 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 13588703.

About Bazaarvoice

Bazaarvoice is a network that connects brands and retailers to the authentic voices of people where they shop. Each month, more than 500 million people view and share authentic opinions, questions, and experiences about tens of millions of products in the Bazaarvoice network. The Company’s technology platform amplifies these voices into the places that influence purchase decisions. Network analytics help marketers and advertisers provide more engaging experiences that drive brand awareness, consideration, sales, and loyalty. Headquartered in Austin, Texas, Bazaarvoice has offices across North America, Europe, and Asia-Pacific. For more information, visit www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.

Non-GAAP Financial Measures

Adjusted EBITDA for continuing operations discussed in this press release is defined as our GAAP net loss from continuing operations adjusted for stock-based expense, contingent consideration related to acquisition, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net.

Adjusted EBITDA for discontinuing operations presented in the accompanying financial tables is defined as our GAAP net loss from discontinued operations adjusted for stock-based expense, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), impairment of acquired intangibles, integration and other costs related to the acquisition and the divestiture of PowerReviews, estimated loss on disposal of discontinued operations, other non-business costs and benefits, income tax expense and other (income) expense, net.

Non-GAAP net loss for continuing operations, which is used to calculate non-GAAP net loss per share for continuing operations, is defined as our GAAP net loss from continuing operations, adjusted to exclude stock-based expense, contingent consideration related to acquisition, amortization of acquired intangible assets, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments.

Non-GAAP net loss for discontinued operations, which is used to calculate non-GAAP net loss per share for discontinued operations, is defined as our GAAP net loss from discontinued operations adjusted to exclude stock-based expense, amortization of acquired intangible assets, impairment of acquired intangibles, integration and other costs related to the acquisition and divestiture of PowerReviews, estimated loss on disposal of discontinued operations and other non-business costs and benefits along with the associated income tax effect of these adjustments.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Further management has presented these non-GAAP financial measures separately for discontinued operations as it may prove useful to securities analysts and investors in evaluating the impact of the divestiture of PowerReviews on the Company’s continuing operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the Company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions and; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would” and similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s belief that we are well positioned to return to higher revenue growth rates over the long-term, management’s estimates regarding future revenue and financial performance, the ability to continue developing network solutions to leverage our consumer audience reach, content and data to create incremental value for clients, and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth, especially in light of our announced management changes; our ability to manage expansion into international markets and new vertical industries; our ability to successfully identify, manage and integrate potential acquisitions; and other risks and potential factors that could affect Bazaarvoice’s business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2014 as filed with the Securities and Exchange Commission on June 26, 2014. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:

Linda Wells

Bazaarvoice, Inc.

415-489-6045

linda.wells@bazaarvoice.com

Media Contact:

Matt Krebsbach

Bazaarvoice, Inc.

512-551-6612

matt.krebsbach@bazaarvoice.com

Bazaarvoice, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 31,	April 30,
	2014	2014
Assets
Current assets:
Cash and cash equivalents	$24,704	$31,934
Restricted cash	500	604
Short-term investments	67,898	40,700
Accounts receivable, net	38,062	39,099
Prepaid expenses and other current assets	12,861	8,212
Assets held for sale	—	33,745

Total current assets	144,025	154,294
Property, equipment and capitalized internal-use software development costs, net	17,840	17,005
Goodwill	139,155	139,155
Acquired intangible assets, net	12,915	13,388
Other non-current assets	3,761	3,428

Total assets	$317,696	$327,270

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,777	$3,346
Accrued expenses and other current liabilities	26,417	27,071
Revolving line of credit	27,000	27,000
Deferred revenue	57,074	54,951
Liabilities held for sale	—	3,621

Total current liabilities	114,268	115,989
Deferred revenue less current portion	1,947	1,722
Deferred tax liability, long-term	1,670	1,730
Other liabilities, long-term	1,048	1,367

Total liabilities	118,933	120,808
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	402,022	398,201
Accumulated other comprehensive income	373	328
Accumulated deficit	(203,640)	(192,075)

Total stockholders’ equity	198,763	206,462

Total liabilities and stockholders’ equity	$317,696	$327,270

Bazaarvoice, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months
	Ended July 31,
	2014	2013
Revenue	$45,977	$40,319
Cost of revenue	16,356	12,117

Gross profit	29,621	28,202

Operating expenses:
Sales and marketing	20,995	20,996
Research and development	9,730	8,924
General and administrative	7,893	8,536
Acquisition-related and other expense	492	7,504
Amortization of acquired intangible assets	309	282

Total operating expenses	39,419	46,242

Operating loss	(9,798)	(18,040)

Other income (expense), net:
Interest income	6	66
Other expense	(504)	(63)

Total other income (expense), net	(498)	3

Loss from continuing operations before income taxes	(10,296)	(18,037)
Income tax expense (benefit)	12	(391)

Net loss from continuing operations attributable to common stockholders	(10,308)	(17,646)
Income (loss) from discontinued operations, net of tax	(1,257)	278

Net loss applicable to common stockholders	$(11,565)	$(17,368)

Basic and diluted loss per share:
Continuing operations	$(0.13)	$(0.23)
Discontinued operations	(0.02)	—

Basic and diluted loss per share:	$(0.15)	$(0.23)

Basic and diluted weighted average number of shares outstanding	77,766	73,983

Bazaarvoice, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months
	Ended July 31,
	2014	2013
Operating activities:
Net loss	$(11,565)	$(17,368)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	2,810	3,476
Loss on disposal of discontinued operations, net of tax	1,537	—
Stock-based expense	3,246	4,008
Bad debt expense	601	566
Excess tax benefit related to stock-based expense	(1)	(90)
Other non-cash expense (1)	169	82
Changes in operating assets and liabilities:
Accounts receivable	435	2,507
Prepaid expenses and other current assets	(145)	(356)
Other non-current assets	(319)	(523)
Accounts payable	208	(474)
Accrued expenses and other current liabilities	(2,388)	1,729
Deferred revenue	2,349	(2,432)
Other liabilities, long-term	(349)	(239)

Net cash used in operating activities	(3,412)	(9,114)
Investing activities:
Acquisitions, net of cash acquired, and purchase of intangible asset	—	(205)
Proceeds from sale of discontinued operations	25,500	—
Purchases of property, equipment and capitalized internal-use software development costs	(3,280)	(3,963)
Purchases of short-term investments	(38,858)	(25,161)
Proceeds from maturities of short-term investments	11,655	21,250
Proceeds from sales of short-term investments (1)	—	16,018

Net cash provided by (used in) investing activities	(4,983)	7,939
Financing activities:
Proceeds from employee stock compensation plans	1,156	2,837
Excess tax benefit related to stock-based expense	1	90

Net cash provided by financing activities	1,157	2,927
Effect of exchange rate fluctuations on cash and cash equivalents	8	(57)

Net change in cash and cash equivalents	(7,230)	1,695
Cash and cash equivalents at beginning of period	31,934	25,045

Cash and cash equivalents at end of period	$24,704	$26,740

Supplemental disclosure of other cash flow information:
Cash paid for income taxes	$461	$357
Cash paid for interest	222	—

(1)	Prior period has been reclassified to conform with basis of presentation adopted in current period.

These Condensed Consolidated Statements of Cash Flows include combined cash flows from continuing operations along with discontinued operations.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Continuing Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months
	Ended July 31,
	2014	2013
Non-GAAP net loss and net loss per share from continuing operations:
GAAP net loss from continuing operations	$(10,308)	$(17,646)
Stock-based expense (1)	3,122	3,807
Contingent consideration related to acquisition (2)	—	370
Amortization of acquired intangible assets	473	282
Acquisition-related and other expense	492	7,504
Other stock-related expense (4)	(430)	—
Income tax adjustment for non-GAAP items	—	6

Non-GAAP net loss from continuing operations	$(6,651)	$(5,677)

GAAP basic and diluted shares	77,766	73,983

Non-GAAP basic and diluted net loss per share from continuing operations	$(0.09)	$(0.08)

Adjusted EBITDA from continuing operations:
GAAP net loss from continuing operations	$(10,308)	$(17,646)
Stock-based expense (1)	3,122	3,807
Contingent consideration related to acquisition (2)	—	370
Adjusted depreciation and amortization (3)	1,334	1,053
Acquisition-related and other expense	492	7,504
Other stock-related expense (4)	(430)	—
Income tax expense (benefit)	12	(391)
Total other (income) expense, net	498	(3)

Adjusted EBITDA from continuing operations:	$(5,280)	$(5,306)

(1) Stock-based expense includes the following:
Cost of revenue	$314	$318
Sales and marketing	944	1,227
Research and development	647	805
General and administrative	1,217	1,457

Stock-based expense	$3,122	$3,807

(2) Contingent consideration related to acquisition includes the following:
Contingent consideration included in compensation expense
General and administrative	—	185
Sales and marketing	—	185

Contingent consideration related to acquisition	$—	$370

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment. The contingent consideration was payable on Longboard Media’s achievement of certain performance goals for the period from January 1, 2013 to December 31, 2013. On October 31, 2013, the Company determined that the probability of the attainment of the underlying performance goals was remote and the resultant payout was estimated to be zero. As a result, the fair value of the liability-classified contingent consideration and the liability accrued for contingent consideration included in compensation expense were reduced to zero. On January 31, 2014, the Company concluded that the underlying performance goals were not met and the payout was zero. We exclude these items from our non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Continuing Operations (continued)

(in thousands, except net loss per share data)

(unaudited)

	Three Months
	Ended July 31,
	2014	2013

(3) Adjusted depreciation and amortization includes the following:
Cost of revenue	$427	$226
Sales and marketing	258	221
Research and development	199	189
General and administrative	141	135
Amortization of acquired intangible assets	309	282

Adjusted depreciation and amortization	$1,334	$1,053

(4) Other stock-related expense includes the following:
General and administrative	$(430)	$—

Other stock-related expense	$(430)	$—

Other stock-related expense represents an estimated liability for taxes and related items in connection with our treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from our non-GAAP financial measures, we have excluded this estimated liability. During the three months ended July 31, 2014, the Company recorded a benefit of $0.4 million due to a reduction of this estimated liability.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Discontinued Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months
	Ended July 31,
	2014	2013
Non-GAAP net income (loss) and net earnings per share from discontinued operations:
GAAP net loss from discontinued operations	$(1,257)	$278
Stock-based expense (1)	124	201
Amortization of acquired intangible assets	—	1,472
Acquisition-related, divestiture-related and other expenses	682	—
Loss on disposal of discontinued operations, net of tax (3)	1,537	—

Non-GAAP net income from discontinued operations	$1,086	$1,951

GAAP basic weighted average shares outstanding:	77,766	73,983
GAAP diluted weighted average shares outstanding;	78,858	77,158

Non-GAAP basic earnings per share from discontinued operations	$0.01	$0.03

Non-GAAP diluted earnings per share from discontinued operations	$0.01	$0.03

Adjusted EBITDA from discontinued operations:
GAAP net loss from discontinued operations	$(1,257)	$278
Stock-based expense (1)	124	201
Adjusted depreciation and amortization (2)	—	1,506
Acquisition-related, divestiture-related and other expenses	682	—
Income tax expense (benefit)	23	168
Total other (income) expense, net	—	(4)
Estimated loss on disposal of discontinued operations, net of tax (3)	1,537	—

Adjusted EBITDA from discontinued operations:	$1,109	$2,149

(1) Stock-based expense includes the following:
Cost of revenue	$115	$174
Sales and marketing	—	4
Research and development	4	19
General and administrative	5	4

Stock-based expense	$124	$201

(2) Adjusted depreciation and amortization includes the following:
Cost of revenue	$—	$450
General and administrative	—	34
Amortization of acquired intangible assets	—	1,022

Adjusted depreciation and amortization	$—	$1,506

(3)	On July 2, 2014, the Company completed the sale of PowerReviews for a total cash consideration of $30.0 million. Of the $30.0 million sales price, $4.5 million has been placed into escrow as partial security for the Company’s indemnification obligations. The Company incurred a total loss of $10.7 million on the sale of PowerReviews. The loss on disposal of discontinued operations was determined by offsetting the total consideration from selling the PowerReviews business by any associated transaction costs and the net carrying value of the assets and liabilities held for sale as of July 2, 2014. Of the $10.7 million loss on disposal of discontinued operations, $9.2 million was recognized as an estimated loss on disposal of discontinued operations during the three months ended April 30, 2014; resulting in the incremental loss of $1.5 million loss being recognized in the three months ended July 31, 2014.

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

	Three Months Ended
	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,
	2012	2013	2013	2013	2013	2014	2014	2014
Continuing Operations:
Revenue (1)	$35,148	$38,920	$38,924	$40,319	$41,148	$43,600	$43,078	$45,977
Cost of revenue	11,672	12,130	12,319	12,117	12,508	13,758	14,522	16,356

Gross profit	23,476	26,790	26,605	28,202	28,640	29,842	28,556	29,621
Operating expenses:
Sales and marketing (3)	17,165	20,103	22,095	20,996	20,837	20,765	23,884	20,995
Research and development	7,496	8,822	8,691	8,924	9,793	9,036	9,832	9,730
General and administrative (3)	6,533	8,125	9,672	8,536	3,639	7,674	6,521	7,893
Acquisition-related and other expense	1,085	1,583	7,819	7,504	8,283	31	366	492
Amortization of acquired intangible assets	—	267	282	282	283	282	288	309

Total operating expenses	32,279	38,900	48,559	46,242	42,835	37,788	40,891	39,419

Operating loss	(8,803)	(12,110)	(21,954)	(18,040)	(14,195)	(7,946)	(12,335)	(9,798)
Total other income (expense), net	54	8	(483)	3	(249)	(268)	(316)	(498)

Loss before income taxes	(8,749)	(12,102)	(22,437)	(18,037)	(14,444)	(8,214)	(12,651)	(10,296)
Income tax expense (benefit)	271	(2,295)	583	(391)	130	179	(418)	12

Net loss from continuing operations	(9,020)	(9,807)	(23,020)	(17,646)	(14,574)	(8,393)	(12,233)	(10,308)

Stock-based expense (2)	3,040	2,761	3,114	3,807	3,467	3,218	3,333	3,122
Contingent consideration related to acquisition (3)	—	—	(410)	370	(4,230)	—	—	—
Adjusted depreciation and amortization (4)	708	1,071	948	1,053	1,202	1,156	1,081	1,334
Acquisition-related and other expense	1,085	1,583	7,819	7,504	8,283	31	366	492
Other stock-related expense (5)	—	—	1,428	—	—	—	—	(430)
Income tax expense (benefit)	271	(2,295)	583	(391)	130	179	(418)	12
Total other (income) expense, net	(54)	(8)	483	(3)	249	268	316	498

Adjusted EBITDA from continuing operations	$(3,970)	$(6,695)	$(9,055)	$(5,306)	$(5,473)	$(3,541)	$(7,555)	$(5,280)

Income (loss) from discontinued operations	$(2,222)	$(1,020)	$(124)	$278	$420	$430	$(11,448)	$(1,257)
Stock-based expense (2)	555	378	267	201	181	122	139	124
Adjusted depreciation and amortization (4)	1,391	1,391	1,589	1,506	1,503	1,492	1,482	—
Impairment of acquired intangible assets (7)	—	—	—	—	—	—	2,500	—
Acquisition-related, divestiture-related and other expenses	281	438	(378)	—	—	—	819	682
Other stock-related expense (5)	—	—	772	—	—	—	—	—
Income tax expense (benefit)	3	2	1	168	253	261	(660)	23
Total other (income) expense, net	3	(4)	(10)	(4)	—	—	—	—
Estimated loss on disposal of discontinued operations, net of tax (8)	—	—	—	—	—	—	9,192	1,537

Adjusted EBITDA from discontinued operations	$11	$1,185	$2,117	$2,149	$2,357	$2,305	$2,024	$1,109

Number of active clients from continuing operations (at period end) (6)	866	943	885	922	980	1,011	1,133	1,197
Number of active clients from discontinued operations (at period end) (6)	356	413	404	398	389	368	341	—

Full-time employees including employees attributable to discontinued operations (at period end)	777	796	783	776	798	794	799	787
Full-time employees attributable to discontinued operations (at period end)	48	35	29	28	27	25	24	—

(1) Revenue from continuing operations includes the following:
SaaS	$35,148	$37,071	$38,057	$38,863	$39,896	$40,645	$41,924	$44,324
Media	—	1,849	867	1,456	1,252	2,955	1,154	1,653

Revenue	$35,148	$38,920	$38,924	$40,319	$41,148	$43,600	$43,078	$45,977

Revenue from discontinued operations includes the following:
SaaS	$3,402	$3,639	$4,316	$4,179	$4,335	$4,338	$3,947	$2,517
Media	76	119	90	73	55	59	25	18

Revenue	$3,478	$3,758	$4,406	$4,252	$4,390	$4,397	$3,972	$2,535

Total revenue:
SaaS	$38,550	$40,710	$42,373	$43,042	$44,231	$44,983	$45,871	$46,841
Media	76	1,968	957	1,529	1,307	3,014	1,179	1,671

Revenue	$38,626	$42,678	$43,330	$44,571	$45,538	$47,997	$47,050	$48,512

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations (continued)

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

	Three Months Ended
	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,
	2012	2013	2013	2013	2013	2014	2014	2014

(2) Stock-based expense from continuing operations includes the following:
Cost of revenue	$261	$167	$149	$318	$236	$285	$316	$314
Sales and marketing	835	706	841	1,227	1,324	873	1,072	944
Research and development	919	628	733	805	662	603	747	647
General and administrative	1,025	1,260	1,391	1,457	1,245	1,457	1,198	1,217

Stock-based expense from continuing operations	$3,040	$2,761	$3,114	$3,807	$3,467	$3,218	$3,333	$3,122

Stock-based expense from discontinued operations includes the following:
Cost of revenue	$333	$287	$236	$174	$160	$106	$127	$115
Sales and marketing	43	12	5	4	2	1	—	—
Research and development	143	53	24	19	17	13	6	4
General and administrative	36	26	2	4	2	2	6	5

Stock-based expense from discontinued operations	$555	$378	$267	$201	$181	$122	$139	$124

(3) Contingent consideration related to acquisition includes the following:
(a) Revaluation of contingent consideration
General and administrative	$—	$—	$(1,000)	$—	$(3,270)	$—	$—	$—
(b) Contingent consideration included in compensation expense
General and administrative	—	—	295	185	(480)	—	—	—
Sales and marketing	—	—	295	185	(480)	—	—	—

Contingent consideration related to acquisition	$—	$—	$(410)	$370	$(4,230)	$—	$—	$—

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment. The contingent consideration was payable to Longboard Media’s achievement of certain performance goals for the period from January 1, 2013 to December 31, 2013. On October 31, 2013, the Company determined that the probability of the attainment of the underlying performance goals was remote and the resultant payout was estimated to be zero. As a result, the fair value of the liability-classified contingent consideration and the liability accrued for contingent consideration included in compensation expense were reduced to zero. On January 31, 2014, the Company concluded that the underlying performance goals were not met and the payout was zero. We exclude these items from our non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

	Three Months Ended
	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,
	2012	2013	2013	2013	2013	2014	2014	2014
(4) Adjusted depreciation and amortization from continuing operations includes the following:
Cost of revenue	$231	$232	$231	$226	$238	$229	$244	$427
Sales and marketing	175	173	120	221	318	298	275	258
Research and development	161	169	173	189	226	209	189	199
General and administrative	141	230	142	135	137	138	85	141
Amortization of acquired intangible assets	—	267	282	282	283	282	288	309

Adjusted depreciation and amortization from continuing operations	$708	$1,071	$948	$1,053	$1,202	$1,156	$1,081	$1,334

Adjusted depreciation and amortization from discontinued operations includes the following:
Cost of revenue	$450	$450	$450	$450	$450	$450	$450	$—
General and administrative	43	43	40	34	31	20	10	—
Amortization of acquired intangible assets	898	898	1,099	1,022	1,022	1,022	1,022	—

Adjusted depreciation and amortization from discontinued operations	$1,391	$1,391	$1,589	$1,506	$1,503	$1,492	$1,482	$—

(5) Other stock-related expense from continuing operations includes the following:
General and administrative	$—	$—	$1,428	$—	$—	$—	$—	$(430)

Other stock-related expense	$—	$—	$1,428	$—	$—	$—	$—	$(430)

Other stock-related expense from discontinued operations includes the following:
General and administrative	$—	$—	$772	$—	$—	$—	$—	$—

Other stock-related expense	$—	$—	$772	$—	$—	$—	$—	$—

Other stock-related expense represents an estimated liability for taxes and related items in connection with our treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from our non-GAAP financial measures, we have excluded this estimated liability. During the three months ended July 31, 2014, the Company recorded a benefit of $0.4 million due to a reduction of this estimated liability.

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations (continued)

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

(6)	Beginning as of our fourth quarter of fiscal 2014, we define an active client as an organization from which we are currently recognizing recurring revenue, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our ability to increase our active client base is a leading indicator of our ability to grow revenue.

Further, due to the presentation of the PowerReviews business as discontinued operations, we have separated our active clients into two categories: 1) active clients from continuing operations and 2) active clients from discontinued operations. As a result of this analysis, each category could include a common client who may have organizations for which we recognized recurring revenue that have separate signed contractual agreements.

All periods prior to the fourth quarter of fiscal 2014 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.

(7)	During the fourth quarter of fiscal year 2014, the Company reported the results of operations and financial position of PowerReviews as “discontinued operations.” On the Condensed Consolidated Balance Sheet as of April 30, 2014, the assets and liabilities of PowerReviews were presented as “Assets held for sale” and “Liabilities held for sale.” The Company compared the carrying value of the asset group included in “assets held for sale” to the undiscounted cash flows to be generated by the asset group. The carrying value of the asset group exceeded the undiscounted cash flows and; as result, the Company recorded an impairment change of $2.5 million for the three months ended April 30, 2014.

(8)	On July 2, 2014, the Company completed the sale of PowerReviews for a total cash consideration of $30.0 million. Of the $30.0 million sales price, $4.5 million has been placed into escrow as partial security for the Company’s indemnification obligations. The Company incurred a total loss of $10.7 million on the sale of PowerReviews. The loss on disposal of discontinued operations was determined by offsetting the total consideration from selling the PowerReviews business by any associated transaction costs and the net carrying value of the assets and liabilities held for sale as of July 2, 2014. Of the $10.7 million loss on disposal of discontinued operations, $9.2 million was recognized as an estimated loss on disposal of discontinued operations during the three months ended April 30, 2014; resulting in the incremental loss of $1.5 million loss being recognized in the three months ended July 31, 2014.